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                                                                    EXHIBIT 99.1

                            PCA INTERNATIONAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                            , 1998

The undersigned hereby appoint(s) John Grosso and Bruce A. Fisher, or any of them, each with full power of substitution, as proxies to vote all stock in PCA International, Inc. that the undersigned would be entitled to vote on all matters that may come before the Special Meeting of Shareholders on
      , 1998 and any adjournments thereof. Returned proxy forms will be voted:
(1) as specified on the matter listed on the reverse side of this form; (2) in accordance with the Directors' recommendations when a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

Your shares will not be voted unless your signed Proxy Form is returned to PCA International, Inc. or you otherwise vote at the meeting. You may revoke your proxy at any time prior to the time it is voted at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER
PROPOSAL.

   PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE
                                   PROVIDED.

 Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating full title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name by a duly authorized person. This Proxy Card votes all shares held in all capacities.

HAS YOUR ADDRESS CHANGED?

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DO YOU HAVE ANY COMMENTS?

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                            PCA INTERNATIONAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                            , 1998

            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

MERGER PROPOSAL:

    Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 20, 1998 by and between PCA International, Inc. (the "Company") and Jupiter Acquisition Corp., a North Carolina corporation ("Mergerco"), pursuant to which Mergerco will be merged with and into the Company (the "Merger"). If the Merger is consummated, each share of PCA Common Stock outstanding immediately prior to the effective time of the Merger (other than shares of PCA Common Stock for which appraisal rights have been exercised or shares held by the Company as treasury stock or owned by Mergerco) will, at the election of the holder thereof and subject to certain limitations, either
(x) be converted into the right to receive $26.50 in cash or (y) remain outstanding as one share of PCA Common Stock.

             FOR                          AGAINST                        ABSTAIN

             / /                            / /                            / /

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating full title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name by a duly authorized person. This Proxy Card votes all shares held in all capacities.
Dated:             , 1998    Signature: ________________________________________
                             Signature: ________________________________________

                                                 (if held jointly)
                                                                   Title or
                                        authority: _____________________________

                                                                       (if
                                                            applicable)

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.

                              FOLD AND DETACH HERE